UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 8, 2009

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 8, 2009, Mindspeed Technologies, Inc. (the “Company”) entered into a Confidential Severance and General Release Agreement, effective April 3, 2009 (the “Effective Date”), with Preetinder S. Virk in connection with his resignation as Senior Vice President and General Manager, Enterprise and Customer Premise Equipment, of the Company (the “Agreement”). Mr. Virk resigned from the Company effective April 3, 2009. The Agreement provides that the Company will pay Mr. Virk, among other things, a salary continuation at a rate of $4,807.69 per week for the period beginning April 4, 2009 and ending September 11, 2009 (the “Salary Continuation Period”). The Agreement provides that Mr. Virk will: (i) provide transitional assistance to the Company during the Salary Continuation Period; (ii) pay the Company $37,500 within thirty (30) days from the Effective Date to satisfy his repayment obligations for the unearned amount of the special bonus he received in April 2008; (iii) release the Company of all claims; (iv) not perform services for a division or unit of certain competing companies for a period of one year from the Effective Date; and (v) not solicit the Company’s employees during the Salary Continuation Period and for a period ending one year from the last day of the Salary Continuation Period.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: April 13, 2009	By:	/s/ Bret W. Johnsen
Bret W. Johnsen
Senior Vice President, Chief Financial Officer and Treasurer